Exhibit (d)(17)(ii)

EQ ADVISORS TRUST

FORM OF AMENDMENT NO. 1 TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

FORM OF AMENDMENT NO. 1 to the Investment Sub-Advisory Agreement dated as of February 1, 2021 (“Amendment No. 1”) between Equitable Investment Management Group, LLC, a Delaware limited liability company (“EIM” or “Adviser”) and BlackRock Investment Management LLC, a limited liability company organized under the laws of the State of Delaware (“BlackRock” or “Sub-Adviser”).

EIM and BlackRock agree to modify the Investment Sub-Advisory Agreement dated as of July 16, 2020 (“Agreement”) as follows:

1.	Removed Portfolios. Effective February 1, 2021 all references to the Basic Value Portfolios are hereby removed from the Agreement.

2.

Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which the Sub-Adviser is appointed as the investment adviser and the fee payable to the Sub-Adviser with respect to the Portfolios is hereby replaced in its entirety by Appendix A attached hereto.

3.	Appendix B. Appendix B to the Agreement is hereby replaced in its entirety by Appendix B attached hereto.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC		BLACKROCK INVESTMENT MANAGEMENT LLC

By:	Kenneth Kozlowski Director, Executive Vice President and Chief Investment Officer	By:	Name: Title:

APPENDIX A

AMENDMENT NO. 1

TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

BLACKROCK INVESTMENT MANAGEMENT LLC

The Adviser shall pay the Sub-Adviser monthly compensation computed daily at an annual rate equal to the following:

Portfolio(s)	Annual Sub-Advisory Fee Rate
1290 VT Small Cap Value Portfolio* EQ/Franklin Balanced Managed Volatility Portfolio* EQ/Morgan Stanley Small Cap Growth Portfolio* EQ/Global Bond PLUS Portfolio*	0.02% of the Sub-Adviser Allocation Portion’s average daily net assets.**

1290 VT Micro Cap Portfolio*	0.05% of the Sub-Adviser Allocation Portion’s average daily net assets up to and including $100 million; and 0.03% of the Sub-Adviser Allocation Portion’s average daily net assets in excess of $100 million.**

1290 VT Socially Responsible Portfolio	0.02% of the Portfolio’s average daily net assets.†

Tactical Index Portfolios, which shall include the Sub-Adviser Allocation Portions of the following Portfolios:

ATM International Managed Volatility Portfolio*;

ATM Large Cap Managed Volatility Portfolio*;

ATM Mid Cap Managed Volatility Portfolio*;

ATM Small Cap Managed Volatility Portfolio*;

EQ/2000 Managed Volatility Portfolio*;

EQ/400 Managed Volatility Portfolio*;

EQ/500 Managed Volatility Portfolio*;

EQ/Global Equity Managed Volatility Portfolio*;

EQ/International Core Managed Volatility Portfolio*;

EQ/International Managed Volatility Portfolio*;

EQ/International Value Managed Volatility Portfolio*;

EQ/Large Cap Core Managed Volatility Portfolio*;

0.045% of the Tactical Index Portfolios’ average daily net assets up to and including $10 billion; 0.03% of the Tactical Index Portfolios’ average daily net assets over $10 billion and up to and including $20 billion; 0.02% of the Tactical Index Portfolios’ average daily net assets over $20 billion.††

EQ/Large Cap Growth Managed Volatility Portfolio*;

EQ/Mid Cap Value Managed Volatility Portfolio*;

EQ/Franklin Balanced Managed Volatility Portfolio*;

EQ/Franklin Small Cap Value Managed Volatility Portfolio*;

EQ/ClearBridge Select Equity Managed Volatility Portfolio*

*

Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio’s average daily net assets advised by the Sub-Adviser, which may be referred to as the “Sub-Adviser Allocation Portion.”

**

Portfolio/Sub-Adviser Allocation Portion, used in the fee calculation for that day. The daily sub-advisory fee for the Sub-Adviser Allocation Portion is calculated by multiplying the aggregate net assets of the Sub-Adviser Allocation Portion at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

†

The daily sub-advisory fee for the Portfolio is calculated by multiplying the aggregate net assets of the Portfolio at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

††

The daily sub-advisory fee for the Tactical Index Portfolios is calculated by multiplying the aggregate net assets of the Tactical Index Portfolios at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily sub-advisory fee applicable to each Sub-Adviser Allocation Portion is the portion of the daily sub-advisory fee rate for the Tactical Index Portfolios that is equal to the Sub-Adviser Allocation Portion’s net assets relative to the aggregate net assets of the Tactical Index Portfolios, including the Sub-Adviser Allocation Portion, used in the fee calculation for that day.

APPENDIX B

TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Sub-Adviser is relying on the relief in CFTC Regulation 4.7(c) with respect to the following Portfolio(s) (each, a “4.7 Portfolio”):

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Franklin Balanced Managed Volatility Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

The Sub-Adviser is providing commodity interest trading advice to the Adviser with respect to each of the following Portfolio(s) as if the Sub-Adviser were exempt from CTA registration in reliance on an exemption under the CEA or the regulations promulgated thereunder:

1290 VT Micro Cap Portfolio

1290 VT Small Cap Value Portfolio

1290 VT Socially Responsible Portfolio

EQ/Franklin Balanced Managed Volatility Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/Global Bond PLUS Portfolio